Exhibit 10.3

EXECUTION DOCUMENT

FIFTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT

          This FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the “Fifth Amendment”) is made as of this 28th day of February, 2005 by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, with its chief executive office located at 4445 Willard Avenue, Chevy Chase, Maryland 20815 (“Lender”) and UNITED STATES PHARMACEUTICAL GROUP, L.L.C. d/b/a NATIONSHEALTH, a Delaware limited liability company, NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company and NATIONSHEALTH, INC. (f/k/a MILLSTREAM ACQUISITION CORPORATION), a Delaware corporation (jointly and severally, the “Borrower”).

W I T N E S S E T H:

          WHEREAS, Lender and Borrower (other than Nationshealth, Inc.) entered into a certain Revolving Credit and Security Agreement dated as of the 30th day of April, 2004 (the “Original Credit Agreement”) whereby Lender agreed to make loans, advances and other extensions of credit to Borrower thereunder; and

          WHEREAS, Lender and Borrower (other than Nationshealth, Inc.) entered into a certain Amended and Restated Revolving Credit and Security Agreement dated as of the 29th of June, 2004 (as amended by the Prior Amendments (defined below) and hereby, and as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) whereby Lender made available to Borrower (other than Nationshealth, Inc.) a separate Overadvance Facility and permitted Borrower (other than Nationshealth, Inc.) to include its inventory within the Borrowing Base for the Revolving Facility; and

          WHEREAS, Lender and Borrower (other than Nationshealth, Inc.) amended the Agreement in certain respects pursuant to a certain First Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of the 10th day of August, 2004 (the “First Amendment”); and

          WHEREAS, on August 31, 2004, Millstream Acquisition Corporation (“MAC”) changed its name to Nationshealth, Inc.; and

          WHEREAS, on August 31, 2004, N Merger, LLC, a wholly owned subsidiary of MAC, was merged with and into NationsHealth Holdings, L.L.C. and as a result of the merger, NationsHealth Holdings, L.L.C. continued as the surviving limited liability company; and

          WHEREAS, Lender and Borrower amended the Agreement in certain respects pursuant to a certain Joinder and Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of the 14th day of September, 2004 in order to join Nationshealth, Inc. as a party to the Agreement (the “Second Amendment”); and

          WHEREAS, Lender and Borrower amended the Agreement in certain respects pursuant to a certain Third Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of the 3rd day of November, 2004 (the “Third Amendment”) and a certain Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of the 10th day of February, 2005 (the “Fourth Amendment” and together with the First Amendment, the Second Amendment and the Third Amendment, collectively, the “Prior Amendments”); and

          WHEREAS, Lender and Borrower desire to further amend the Agreement in certain respects upon the terms and conditions set forth herein to provide for the foregoing; and

          WHEREAS, Borrower has requested and Lender has agreed to the modification of certain provisions of the Agreement upon the terms and subject to the conditions set forth herein; and

          WHEREAS, Section 12.8 of the Agreement provides that no modification or amendment of the Agreement shall be effective unless the same shall be in writing and signed by the parties thereto.

          NOW, THEREFORE, in consideration of the promises and other mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

          1. Amendments of Agreement. As of the Effective Date (defined below), Lender and Borrower hereby agree to amend the Agreement as follows:

          (a) Section 7.3 of the Agreement, entitled “Permitted Liens,” is hereby amended to read as follows:

               7.3 Permitted Liens

          Borrower shall not create, incur, assume or suffer to exist any Lien upon, in or against, or pledge of, any of the Collateral or any of its properties or assets or any of its authorized but unissued or treasury shares, securities or other equity or ownership or partnership interests, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”): (i) Liens under the Loan Documents or otherwise arising in favor of Lender, (ii) Liens imposed by law for taxes (other than payroll taxes), assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iii) (A) statutory Liens of landlords (provided that any such landlord has executed a Landlord Waiver and Consent in form and substance satisfactory to Lender) and of carriers, warehousemen (provided that any such warehousemen have executed a Warehouse Waiver and Consent in form and substance satisfactory to Lender), mechanics, materialmen, and (B) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Lender in its sole discretion, (iv) Liens (A) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, or (B) arising as a result of progress payments under government contracts, (v) purchase money Liens (A) securing Indebtedness permitted under Section 7.2(iii), or (B) in connection with the purchase by such Person of equipment in the normal course of business, provided that such payables shall not exceed any limits on Indebtedness provided for herein and shall otherwise be Permitted Indebtedness hereunder, (vi) Liens securing the MHR Subordinated Debt and (vii) Liens disclosed on Schedule 7.3.

          (b) Section 7.5 of the Agreement, entitled “Dividends; Redemptions,” is hereby amended to read as follows:

               7.5 Dividends; Redemptions

          Borrower shall not (i) declare, pay or make any dividend or Distribution on any shares of capital stock or other securities or interests (other than dividends or Distributions payable in its stock, or split-ups or reclassifications of its stock), (ii) apply any of its funds, property or assets to the acquisition, redemption or other retirement of any capital stock or other securities or interests or of any options to purchase or acquire any of the foregoing (provided, however, that Borrower may redeem its capital stock from terminated employees (other than the Employees except to the extent permitted under the Employee Subordination Agreements) pursuant to, but only to the extent required under, the terms of the related employment agreements as long as no Default or Event of Default has occurred and is continuing or would be caused by or result from the payment thereof and as long as the aggregate amount of payments made to such terminating employees in any fiscal year does not exceed $50,000), (iii) otherwise make any payments or Distributions to any stockholder, member, partner or other equity owner in such Person’s capacity as such, or (iv) make any payment of any Management or Service Fee; provided, however, Borrower may (A) make payments in the ordinary course of business in accordance with the terms of the Employment Agreements to the extent that such payments are not otherwise prohibited under the terms of the Employee Subordination Agreements, (B) payments of Tax Distributions as long as no Event of Default has occurred and is continuing or would result therefrom and (C) payments for redemptions or puts as contemplated by Section 5 of the MHR Subordinated Note to the extent that such payments are not otherwise prohibited under the terms of the MHR Subordination Agreement and, if such redemption occurs under (a) Section 5(a), either the Lender has consented to Borrower’s incurrence of the Indebtedness necessary to consummate the Contravening Transaction under Section 7.1 of the Senior Loan Agreement (which consent shall be deemed to be a consent to such redemption under Section 7.5 of the Senior Loan Agreement) or the Obligations are being simultaneously paid in full in cash, (b) Section 5(b) or 5(c) of the MHR Subordinated Note, either the Lender has consented thereto or the Obligations are being simultaneously paid in full in cash, or (c) Section 5(d) of the MHR Subordinated Note, such redemption is made only in strict accordance with such Section 5(d), as in effect on February 28, 2005 and without amendment or modification and the proceeds (net of fees, expenses, commissions and other amounts required to be paid from such proceeds) to Borrower from the exercise of warrants contemplated and described in such Section 5(d) are at least four (4) times the proceeds utilized by Borrower to effect such redemption; provided, further, that Borrower shall not make or suffer to exist any such payment described in (i) through (iii) above if a Default of Event of Default has occurred and is continuing or would result therefrom.

          (c) The definition of the term “Permitted Subordinated Debt” set forth in Appendix A of the Loan Agreement is hereby amended to read as follows:

          “Permitted Subordinated Debt” shall mean the MHR Subordinated Debt and other indebtedness incurred by Borrower to which is subordinated to Borrower’s indebtedness owed to Lender pursuant to a written agreement approved by Lender in writing.

          (d) The definition of the term “Subordination Agreement” set forth in Appendix A of the Loan Agreement is hereby amended to read as follows:

          “Subordination Agreement” shall mean, collectively and each individually, the Employee Subordination Agreement, the MHR Subordination Agreement and each other subordination agreement to which Lender and other service providers, employees or creditors of any Borrower are a party.

          (e) The following definitions of the terms “Contravening Transaction”, ”MHR Subordinated Debt”, “MHR Subordinated Note” and “MHR Subordination Agreement” are hereby added to Appendix A of the Loan Agreement is hereby amended to read as follows:

          “Contravening Transaction” shall have the meaning set forth in that certain side letter dated February 28, 2005 between Borrower, MHR Capital Partners LP, MHR Capital Partners (100) LP and OTQ LLC setting forth certain procedures with respect to redemptions of the MHR Subordinated Debt and related equity and equity related securities and attached hereto as Exhibit A-1.

          “MHR Subordinated Debt” shall mean all Junior Obligations as defined in the MHR Subordination Agreement.

          “MHR Subordinated Note” shall mean, individually or collectively, the note or notes dated as of February 28, 2005 issued by the Borrower to MHR Capital Partners LP, MHR Capital Partners (100) LP and OTQ LLC in the aggregate principal amount of $15,000,000 and in the form attached hereto as Exhibit A-2.

          “MHR Subordination Agreement” shall mean the Senior Subordination Agreement dated as of February 28, 2005 by and among the Lender as the Senior Lender, MHR Capital Partners LP, MHR Capital Partners (100) LP and OTQ LLC as the Junior Lender and MHR Capital Partners LP in its capacity as the collateral agent for the Junior Lender.

          (f) The Agreement is hereby amended by inserting Exhibits A-1 and A-2 attached to this Fifth Amendment as Exhibits A-1 and A-2 of the Agreement.

2.	Conditions to Effectiveness. This Fifth Amendment shall be effective on the date (the “Effective Date”) upon which the following conditions precedent are satisfied:

               (a) Borrower shall have delivered to Lender an executed copy of this Fifth Amendment duly executed by an authorized officer of Borrower and each other agreement, document or instrument reasonably requested by the Lender in connection with this Fifth Amendment, each in form and substance reasonably satisfactory to Lender;

               (b) the representations and warranties contained herein and in all other Loan Documents shall be true and correct;

               (c) no Default or Event of Default shall be in existence; and

               (d) Lender shall have received all fees, charges and expenses payable to Lender as required by this Fifth Amendment and in connection with this Fifth Amendment and the documentation related hereto, including, but not limited to, legal fees and out-of-pocket costs (including in-house counsel fees and expenses).

          3. Representations and Warranties.

               (a) Notwithstanding any other provision of this Fifth Amendment, Borrower hereby confirms and makes all of the representations and warranties set forth in the Agreement and other Loan Documents with respect to such Borrower and this Fifth Amendment as of the date hereof and as of the Effective Date and confirms that they are true and correct and no Default or Event of Default has occurred and is continuing as of the date hereof.

               (b) Borrower hereby represents and warrants as of the date of this Fifth Amendment and as of the Effective Date as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Fifth Amendment, as applicable, are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Fifth Amendment, as applicable, by or against it; (iv) this Fifth Amendment has been duly executed and delivered by it; (v) this Fifth Amendment constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (vi) after giving effect to this Fifth Amendment, it is not in default under the Agreement and no Default or Event of Default exists, has occurred or is continuing.

          4. Expenses. Borrower shall pay all costs and expenses incurred by Lender or any of its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses and reasonable attorneys’ fees and expenses, in connection with entering into, negotiating, preparing, reviewing and executing this Fifth Amendment contemplated hereby and all related agreements, documents and instruments, and all of the same, to the extent incurred and not promptly reimbursed by Borrower, may be charged to Borrower’s account and shall be part of the Obligations. If Lender or any of its Affiliates uses in-house counsel for any of the purposes set forth above Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Lender or such Affiliate in its sole discretion for the work performed.

          5. Effect of Amendment. Lender and Borrower hereby acknowledge and agree that except as provided in this Fifth Amendment, the Agreement (as amended by the Prior Amendments), the Note and the other Loan Documents remain in full force and effect and have not been modified or amended in any respect, it being the intention of Lender and Borrower that this Fifth Amendment and the Agreement (as amended by the Prior Amendments) be read, construed and interpreted as one and the same instrument. The foregoing amendments are subject to Borrower executing and delivering this Fifth Amendment and all additional documents required to be executed and delivered herein. In addition, the foregoing does not constitute a waiver by Lender of any Default or Event of Default.

          6. Confirmation of Agreements. Lender and Borrower hereby acknowledge and agree that, except as provided in this Fifth Amendment, the Agreement (as amended by the Prior Amendments), the Note and the other Loan Documents, and the grant of the liens, security interests and other encumbrances thereunder, and their agreements, covenants, obligations, representations and warranties thereunder and therein, are hereby expressly ratified, confirmed and restated as of the date hereof.

          7. References to Loan Documents. Each of the other Loan Documents are hereby modified in such a manner as to be consistent with all modifications and agreements contained herein and to the extent that all references therein to and descriptions therein of the Agreement and the Note shall be deemed to refer to and describe the Agreement (as amended by this Fifth Amendment and the Prior Amendments).

          8. Capitalized Terms. All capitalized terms not otherwise defined in this Fifth Amendment shall have the meanings ascribed to such terms in the Agreement (as amended by the Prior Amendments).

          9. Benefit. This Fifth Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

          10. Amendments. This Fifth Amendment may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by the written agreement of Lender and Borrower. This Fifth Amendment shall be considered part of the Agreement for all purposes under the Agreement.

          11. Headings and Counterparts. The captions in this Fifth Amendment are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Fifth Amendment and shall not affect the meaning or interpretation of this Fifth Amendment. This Fifth Amendment may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Fifth Amendment may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for all purposes, and each party to this Fifth Amendment agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Fifth Amendment.

          12. Governing Law; JURY TRIAL WAIVER. THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

          13. RELEASE BY BORROWER. By execution of this Fifth Amendment, Borrower acknowledges and confirms that Borrower does not have any offsets, defenses or claims against Lender, or any of its present or former subsidiaries, affiliates, officers, directors, shareholders, employees, agents, representatives, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that Borrower may have such offsets, defenses or claims, Borrower and each of its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, jointly and severally, knowingly, voluntarily and intentionally waive, release and forever discharge Lender, its subsidiaries, affiliates, officers, directors, shareholders, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively the “Lender Affiliates”) of and from any and all actual or potential claims, demands, damages, actions, requests for sanctions and causes of action, torts, obligations, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, all other liabilities whether known or unknown, matured or unmatured, contingent or absolute, of any kind or description whatsoever, either in law or in equity, asserted or unasserted which against Lender and/or Lender Affiliates they ever had, now have, claim to have or may later have or which any of any Borrower’s successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs, executors, as applicable, both present and former ever had, now has, claim to have or may later have, upon or by reason of any manner, cause, causes or thing whatsoever, including, without limitation, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated, and Borrower hereby agrees that Borrower is collaterally estopped from asserting any claims against Lender or any of the Lender Affiliates relating to the foregoing.

          14. Entire Agreement. This Fifth Amendment, the Agreement (as amended by the Prior Amendments), and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

          15. Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This Fifth Amendment shall inure to the benefit of Lender, all future holders of any Note, any of the Obligations or any of the Collateral and all Transferees, and each of their respective successors and permitted assigns. No Borrower may assign, delegate or transfer this Fifth Amendment or any of its rights or obligations under this Fifth Amendment without the prior written consent of Lender. No rights are intended to be created under this Fifth Amendment for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in this Fifth Amendment shall be construed as a delegation to Lender of any Borrower’s or any Guarantor’s duty of performance, including, without limitation, any duties under any account or contract in which Lender has a security interest or Lien. This Fifth Amendment shall be binding upon Borrowers and their respective successors and assigns.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, Lender and Borrower have executed this Fifth Amendment as of the date first above written.

LENDER:	CAPITALSOURCE FINANCE LLC

	By:	/s/ Keith D. Reuben

Name: Keith D. Reuben
Title: Managing Director

BORROWER:
UNITED STATES PHARMACEUTICAL
GROUP, L.L.C. d/b/a NATIONSHEALTH

	By:	/s/ Glenn Parker

Name: Glenn Parker, M.D.
Title:

NATIONSHEALTH HOLDINGS, L.L.C.

	By:	/s/ Glenn Parker

Name: Glenn Parker, M.D.
Title:

NATIONSHEALTH, INC.

	By:	/s/ Glenn Parker

Name: Glenn Parker, M.D.
Title:

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